Exhibit 23. 2

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 209 *Fort Lee * NJ 07024-7547
P.O. Box 436402 * San Diego * CA 92143-6402
619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com

Consent of Independent Registered Public Accounting Firm

ENDEAVOR POWER CORP.

We hereby consent to the incorporation by reference in the Form 10-K of ENDEAVOR POWER CORP.. of our report dated March 27, 2012 , relating to the audited consolidated financial statements (as restated) for the calendar year December 31, 2011 which appears in the Form 10-K for the calendar years December 31, 2012.

/s/ Stan Jeong-Ha Lee

Stan Jeong-Ha Lee CPA

Fort Lee, New Jersey US
April 15, 2013

R-221(9/08)